UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2011

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bath House 8 Chapel Place London EC2A EDQ United Kingdom		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20773900289

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms” “we,” “us” and “our” refers to the registrant, Clenergen Corporation, and, where applicable, its wholly-owned subsidiaries, including Clenergen India Private Limited (“Clenergen India”), on a consolidated basis.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Kohn submitted his resignation as a director of our company on January 26, 2011.  Mr. Kohn noted in his resignation letter that he was submitting his resignation since he believed there was a conflict of interest between his position as one of our directors and his position with BioPower Corporation, a licensee of certain of our intellectual property for use in the United States, Central America, Mexico, Guam and Cuba.

We have provided Robert Kohn with a copy of disclosures contained in this Current Report on Form 8-K prior to the filing of this Form 8-K and given him an opportunity to furnish us as promptly as possible with a letter stating whether or not he agrees with such disclosures and, if not, stating the respects in which he does not agree.   We have not, to the time of filing this Form 8-K, received any such letter from Mr. Kohn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2011	Clenergen Corporation

	By:	/s/ Tim Bowen
Tim Bowen
Chief Executive Officer